UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AGEAGLE AERIAL SYSTEMS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

AMENDMENT NO. 1 TO THE PROXY STATEMENT

DATED NOVEMBER 19, 2024 FOR THE

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 20, 2022

EXPLANATORY NOTE

This amendment (“Amendment No. 1”) amends and supplements the definitive proxy statement of AgEagle Aerial Systems Inc. (the “Company”) filed with the Securities and Exchange Commission on November 19, 2024 (the “Proxy Statement”). The Proxy Statement relates to the Company’s Special Meeting of Shareholders (the “Special Meeting”), which will be held as a virtual meeting on December 20, 2024, at 11:00 a.m., Eastern Time, at https://web.viewproxy.com/uavs/2024.

This Amendment No. 1 corrects the number of shares outstanding as of the Record Date. We incorrectly disclosed the number of shares of our Common Stock outstanding and entitled to vote in the sections of the Proxy Statement entitled (i) “General Information About Voting” under the question “Who is entitled to vote at the Special Meeting?” and (ii) “Description of the Amendment” (collectively, the “Corrected Sections”). The correct number of shares of our Common Stock outstanding as of the Record Date and entitled to vote at the Special Meeting is 3,554,096 (versus 4,378,308 as originally reported in the Proxy Statement). Accordingly, each Corrected Section is amended and restated as follows:

Who is entitled to vote at the Special Meeting?

Only shareholders of record at the close of business on November 8, 2024 (the “Record Date”) will be entitled to vote at the Special Meeting. As of the Record Date, 3,554,096 shares of the Common Stock were outstanding and entitled to vote. Each share of Common Stock outstanding on the Record Date is entitled to one vote on each proposal.

Description of the Amendment

As of November 8, 2024 (the “Record Date”), our current authorized capital stock of 30,000,000 consisted of 5,000,000 shares of Common Stock, of which 3,554,096 shares were outstanding, and 25,000,000 shares of preferred stock, par value $0.001, of which 1,764 shares have been designated as our Series B Preferred Stock, 10,000 shares have been designated as our Series C Preferred Stock, 2,000 shares have been designated as our Series D Preferred Stock, and 35,000 shares have been designated as our Series F Preferred Stock. As of the Record Date, no shares of our Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock were issued and outstanding, while 4,295 shares of our Series F Preferred Stock were issued and outstanding. As of the Record Date, the following additional securities are outstanding: (i) 7,380 shares of our Common Stock that are issuable upon exercise of outstanding options and restricted stock units, (ii) 222,589 additional shares of our Common Stock that are reserved for issuance under the Company’s 2017 Omnibus Equity Incentive Plan, (iii) 3,966,683 shares of our Common Stock that are issuable upon exercise of Series A Warrants outstanding, (iv) 2,550,133 shares of our Common Stock that are issuable upon exercise of Series B Warrants outstanding; (v) 174,807 shares of our Common Stock that are issuable upon exercise of warrants outstanding; and (vi) 2,674,724 shares issuable upon the conversion of convertible Series F Preferred Stock.

Under the terms of the Amendment, the total number of authorized shares of capital stock will be increased to 195,000,000. The number of shares of Common Stock authorized will be increased to 200,000,000. The number of shares of preferred stock will remain unchanged at 25,000,000. The newly authorized shares of Common Stock will be identical to previously authorized shares of Common Stock and will entitle the holders thereto to the same rights and privileges as holders of the previously authorized shares.

Except as specifically discussed in this Explanatory Note, this Amendment No. 1 does not otherwise modify or update any other disclosures presented in the Proxy Statement. In addition, this Amendment No. 1 does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events. Capitalized terms that are not defined in this Amendment No. 1 have the meanings set forth in the Proxy Statement.